UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2009

Comarco, Inc.

(Exact name of registrant as specified in its charter)

California	000-05449	95-2088894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25541 Commercentre Drive, Lake Forest, California	92630-8870
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949)599-7400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 12, 2009, Comarco, Inc., a California corporation (“Comarco”) and Comarco Wireless Technologies, Inc., a Delaware corporation and wholly-owned subsidiary of Comarco (collectively, “Borrower”), entered into a Loan and Security Agreement (the “Loan Agreement”) with Silicon Valley Bank (“SVB”). The credit facility matures, and any outstanding principal balance is payable in full, on February 10, 2010, which is 364 days from the effective date of the Loan Agreement.

Under the Loan Agreement, Borrower may borrow up to (a) the lesser of (i) $5,000,000 or (ii) 80% of Borrower’s eligible accounts receivable minus (b) the amount of any outstanding principal balance of any advances made by SVB under the line of credit. As of February 12, 2009, Borrower had not borrowed any amounts under the Loan Agreement.

Amounts borrowed will bear interest at a floating per annum rate equal to 1.50% above the Prime Rate or, for any period in which Borrower has failed to maintain certain liquidity thresholds and a period of three months following the cure thereof, 2.50% above the Prime Rate. The “Prime Rate” is the rate announced from time to time by SVB as its “prime rate.” In connection with the Loan Agreement, Borrower paid a non-refundable commitment fee of $25,000 and, for any period in which Borrower has failed to maintain certain liquidity thresholds, Borrower would be subject to a collateral monitoring fee of $1,000, payable on the last day of each month.

The Borrowers’ obligations under the Loan Agreement are secured by a first priority perfected security interest in Borrower’s assets, including intellectual property.

The Loan Agreement contains customary representations and warranties, affirmative and negative covenants, and events of default, which events of default include Borrower’s failure to pay any principal, interest or other amounts when due, Borrower’s violation of certain covenants or the occurrence of a change in control of Borrower. Upon the occurrence of an event of default, the payment of all obligations under the Loan Agreement may be accelerated and the lending commitments under the Loan Agreement may be terminated.

The foregoing description of the Loan Agreement is not complete and is qualified in its entirety by reference to the Loan Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Loan and Security Agreement, dated as of February 12, 2009, by and among Comarco, Inc., Comarco Wireless Technologies, Inc. and Silicon Valley Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMARCO, INC.
(Registrant)

Date:	February 18, 2009	/s/ Winston Hickman
(Signature)
Winston Hickman
Vice President Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Loan and Security Agreement, dated as of February 12, 2009, by and among Comarco, Inc., Comarco Wireless Technologies, Inc. and Silicon Valley Bank